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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 1, 2000 on the consolidated financial statements of Pennsylvania Real Estate Investment Trust (the "Company"), included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                        /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
May 9, 2000